SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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Inverness Medical Innovations, Inc.
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May 6, 2009

Dear Fellow Stockholder:

You are cordially invited to attend Inverness Medical Innovations’ Annual Meeting of Stockholders on Thursday, June 18, 2009, at 12:30 p.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

In addition to the matters described in the attached proxy statement, we will report on our activities for our fiscal year ended December 31, 2008. You will have an opportunity to ask questions and to meet your directors and executives.

We are pleased to be able to offer to our stockholders the option to access our proxy materials on the Internet. We believe this option will be preferred by many of our stockholders, as it allows us to provide our stockholders the information they need.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Accordingly, please review our proxy materials and request a proxy card to sign, date, and return or submit your proxy or voting instruction card, as applicable, by telephone or through the Internet. Instructions for each type of voting are included in the Notice of Internet Availability of Proxy Materials that you received and on the proxy card. If you attend the meeting and prefer to vote at that time, you may do so.

We look forward to seeing you at the meeting. Your vote is important to us.

Cordially,

Ron Zwanziger
Chairman, Chief Executive Officer and President

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 18, 2009

Time:	12:30 p.m., local time

Place:	Inverness Medical Innovations, Inc. 51 Sawyer Road, Suite 200 Waltham, MA 02453

Purpose:

1.	Elect three Class II Directors to serve until the 2012 annual meeting of stockholders;

2.	Approve an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan by 1,000,000, from 11,074,081 to 12,074,081;

3.	Approve an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan by 1,000,000, from 1,000,000 to 2,000,000;

4.	Ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for our fiscal year ending December 31, 2009; and

5.	Conduct such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

Only stockholders of record on April 27, 2009 may vote at the annual meeting and at any adjournment or postponement thereof. We will begin mailing the Notice of Internet Availability of Proxy Materials on or about May 6, 2009. Our proxy materials, including this proxy statement and our 2008 Annual Report, which includes financial statements for the period ended December 31, 2008, will also be available on or about May 6, 2009 on the website referred to in the Notice of Internet Availability of Proxy Materials.

Our Board of Directors unanimously recommends you vote “FOR” each of the proposals presented to you in this proxy statement.

Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions included in the Notice of Internet Availability of Proxy Materials and on your proxy card.

Paul T. Hempel, Esq.
Secretary

May 6, 2009

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May 6, 2009

INVERNESS MEDICAL INNOVATIONS, INC.

51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our 2009 Annual Meeting of Stockholders to be held on Thursday, June 18, 2009, at 12:30 p.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA 02453, and at any adjournments or postponements of the annual meeting. References in this proxy statement to “us,” “we,” “our” and “Company” refer to Inverness Medical Innovations, Inc., except where otherwise indicated, such as in the “Compensation Committee Report” and the “2008 Audit Committee Report.”

General Information

Delivery of Proxy Materials

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and our annual report) on the Internet pursuant to rules adopted by the Securities and Exchange Commission. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders entitled to vote at the meeting. You may also request a printed copy of the proxy materials by mail. If you do so, these materials will also include the proxy card for the annual meeting. The Notice that you received via mail provides instruction for accessing the current proxy materials over the Internet, requesting a printed copy of the proxy materials, establishing your future preferences for proxy material delivery and casting your vote via the Internet. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 8, 2009.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed copy of the proxy materials at no charge. If you request a printed copy of the proxy materials, we will mail them to you within three business days of your request. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy. In addition, stockholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

Who May Vote

Holders of our common stock, as recorded in our stock register at the close of business on April 27, 2009, may vote at the annual meeting on matters properly presented at the meeting. As of that date, there were 78,721,203 shares of our common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

Electronic Access to Proxy Materials and Annual Report

The Notice includes instructions regarding how to:

•	view your proxy materials for the annual meeting on the Internet; and

•	instruct us to send you all future proxy materials by email.

If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site. Your election to receive future proxy materials by email will remain in effect until you terminate your election. Choosing to receive your future proxy materials by email will save us the cost of producing and mailing these documents.

How to Vote

Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy electronically by going to the website identified on the Notice or on your proxy card, or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize our designated proxy holders, Ron Zwanziger and Paul T. Hempel (or their substitutes), to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct. With respect to the election of directors, you may vote for all, some or none of our director candidates. With respect to the other proposals, you may vote for or against the proposal or abstain from voting.

Your shares will be voted at the annual meeting as directed by your electronic proxy, the instructions on your proxy card or voting instructions if: (1) you are entitled to vote, (2) your proxy was properly executed or properly authorized electronically, (3) we received your proxy prior to the annual meeting and (4) you did not revoke your proxy prior to or at the meeting.

If you authorize your proxy electronically or send a properly executed proxy without specific voting instructions, the designated proxy holders will vote your shares in favor of our director candidates and in favor of the other proposals.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting, including any proposal submitted by a stockholder which was omitted from this proxy statement in accordance with applicable federal securities laws, the designated proxy holders will vote your shares according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions. We have also engaged The Altman Group to assist us with the solicitation of proxies, and we expect to pay The Altman Group approximately $6,000 for its services, plus out-of-pocket expenses incurred during the course of its work.

Revoking a Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	voting again on the Internet or telephone (only the latest Internet or telephone proxy will be counted);

•	properly executing and delivering a later-dated proxy card;

•	voting by ballot at the meeting; or

•	notifying the Company’s Secretary in writing.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A “broker non-vote” is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

Vote Required

Each proposal sets forth the vote required for approval of the matter.

Multiple Stockholders Sharing the Same Address

Please note that brokers may deliver only one Notice, annual report and proxy statement to multiple security holders sharing an address. This practice, known as “householding” is designed to reduce printing and postage costs. If any stockholder residing at such an address wishes to receive a separate Notice, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to Doug Guarino at Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453, by telephone at (781) 647-3900 or by e-mail at doug.guarino@invmed.com.

Corporate Governance

The Board of Directors

Our Board of Directors currently consists of ten members who are divided into three classes as follows: three Class I Directors (John F. Levy, Jerry McAleer, Ph.D. and John A. Quelch), three Class II Directors (Carol R. Goldberg, James Roosevelt, Jr. and Ron Zwanziger) and four Class III Directors (Robert P. Khederian, David Scott, Ph.D., Peter Townsend and Eli Y. Adashi, M.D.). Dr. Adashi and Mr. Roosevelt were elected to the Board in April 2009 and February 2009, respectively. The members of each class serve for a staggered three-year term and, at each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are expiring. The current terms of the Class I Directors, Class II Directors and Class III Directors will expire at the annual meetings of stockholders held following the end of calendar years 2010, 2008 and 2009, respectively. The Board has determined that the following directors are independent under the rules of the New York Stock Exchange: Dr. Adashi, Ms. Goldberg, Mr. Khederian, Mr. Levy, Mr. Quelch, Mr. Roosevelt and Mr. Townsend.

The Board held 12 meetings during the last fiscal year. We believe that it is important for, and we encourage, the members of the Board to attend annual meetings of stockholders. Last year, one (1) member of the Board attended our annual meeting of stockholders.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed solely of directors who satisfy the applicable independence requirements of the New York Stock Exchange’s listing standards. All three committees operate pursuant to written charters which are posted on the Corporate Governance page on our website at www.invmed.com.

The Audit Committee

The Audit Committee consists of Mr. Levy, its Chairperson, Mr. Townsend and Mr. Khederian. Among other things, the Audit Committee oversees our accounting and financial reporting processes, including the selection, retention and oversight of our independent registered public accountant and the pre-approval of all auditing and non-auditing services provided by the independent registered public accountant. The Audit Committee’s 2008 Audit Committee Report is included in this proxy statement beginning on page 33. The Board has determined that Mr. Levy is an “audit committee financial expert,” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Audit Committee held 11 meetings during fiscal year 2008.

The Compensation Committee

The Compensation Committee consists of Ms. Goldberg, its Chairperson, Dr. Adashi, who joined the Compensation Committee in April 2009, and Mr. Khederian. The Compensation Committee develops and implements executive officer and director compensation policies and plans that are appropriate for us in light of all relevant circumstances and which provide incentives that further our long-term strategic plans and are consistent with our culture and the overall goal of enhancing enduring stockholder value. Under its charter, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee, but to date it has not chosen to do so. During fiscal year 2008, the Compensation Committee held nine (9) meetings. The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in this proxy statement begins on page 22. Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process. In addition, the Compensation Committee’s role in establishing director compensation is described in more detail under “Compensation of Directors” beginning on page 30 of this proxy statement.

The Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Mr. Quelch, its Chairperson, Mr. Khederian, Mr. Levy and Mr. Roosevelt, who joined the Committee in April 2009. The Nominating and Corporate Governance Committee is charged with recommending nominees for election to the Board, overseeing the selection and composition of committees to the Board, developing and recommending corporate governance principles and overseeing our continuity planning process. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates and has the authority to retain any search firm or other advisors to assist in identifying candidates to serve as directors. The Nominating and Corporate Governance Committee has established a policy with regard to the consideration of director candidates recommended by holders of our voting stock. The material elements of this policy are set forth and discussed below under “Stockholder Proposals” beginning on page 34 and the full policy can be viewed on the Corporate Governance page of our website at www.invmed.com. In identifying and evaluating director candidates, including candidates proposed or recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. During fiscal year 2008, the Nominating and Corporate Governance Committee held three (3) meetings.

Executive Sessions

The non-management directors meet at regularly scheduled executive sessions without management participation, generally in connection with regularly scheduled Board meetings. At each such session, the non-management directors will select a director to preside over such session.

Communications with the Board

Stockholders wishing to communicate with the Board or any director or group of directors (including only the non-management directors) should direct their communications to: Secretary, Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453. Stockholder communications must state the number of shares of our stock beneficially owned by the stockholder sending the communication. The Secretary will forward the communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication and take any appropriate legal action.

Code of Ethics

Our Board has adopted a code of ethics that applies to all of our employees and agents world-wide, including our chief executive officer, our chief financial officer, our other executive officers and the members of the Board. Known as The Inverness Medical Innovations Business Conduct Guidelines, this code of ethics is posted in its entirety on the Corporate Governance page of our website at www.invmed.com.

Proposal 1

Election of Directors

At the 2009 annual meeting, the term of the Class II Directors will expire. The Board proposes, at the recommendation of the Nominating and Corporate Governance Committee, that at the 2009 annual meeting of stockholders the following nominees be elected as Class II Directors:

Carol R. Goldberg
James Roosevelt, Jr.
Ron Zwanziger

As noted above, each of these nominees is currently serving as a member of the Board. The proxies granted by stockholders will be voted individually at the annual meeting for the election of these three nominees. In the event that Ms. Goldberg, Mr. Roosevelt or Mr. Zwanziger shall be unable to serve, it is intended that the proxy will be voted for any replacements nominated by the Board. Ms. Goldberg, Mr. Roosevelt and Mr. Zwanziger have indicated that they will serve on the Board if elected. For information regarding these nominees, see “Information Regarding Nominees, Other Directors and Executive Officers” beginning on page 15 of this proxy statement.

Vote Required

The Class II Directors must be elected by a plurality of the votes properly cast at the annual meeting. This means that the three nominees receiving the highest number of FOR votes will be elected as Class II Directors. Votes may be cast FOR or WITHHELD FROM each nominee. Votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect. Furthermore, if you hold your shares in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your shares are held by a broker, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares at their own discretion.

Recommendation

The Board unanimously recommends a vote FOR the election of the nominees listed above.

Proposal 2

Approval of Increase in Option Shares

Introduction

The Board has adopted and is seeking stockholder approval of an amendment to the 2001 Stock Option and Incentive Plan to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 11,074,081 shares to 12,074,081 shares. Of the 11,074,081 shares of common stock authorized for issuance in connection with grants made under the 2001 Stock Option and Incentive Plan, only 898,765 shares remained available for future grants or awards as of April 15, 2009. While some additional shares may become available under the 2001 Stock Option and Incentive Plan through employee terminations, this number is not expected to be significant.

The Board recommends this action in order to enable the Company to continue to provide a source of stock to attract and retain talented personnel, especially in the event of future acquisitions and anticipated future growth. The Board believes that stock options promote growth and provide a meaningful incentive to employees of successful companies.

As of April 15, 2009 there were 78,706,478 shares of our common stock outstanding. The increase of 1,000,000 shares of common stock available for grant under the 2001 Stock Option and Incentive Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on the NYSE on April 15, 2009 of $27.87 per share, the maximum aggregate market value of the additional 1,000,000 shares of common stock to be reserved for issuance under the 2001 Stock Option and Incentive Plan would be $27,870,000.00.

The following is a summary of certain principal features of the 2001 Stock Option and Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the 2001 Stock Option and Incentive Plan. Stockholders are urged to read the actual text of the 2001 Stock Option and Incentive Plan, as proposed to be amended, in its entirety which is set forth as Appendix A to this proxy statement.

Summary of the 2001 Stock Option and Incentive Plan, as Amended

Administration.  The 2001 Stock Option and Incentive Plan provides for administration by the Board or by a committee of not fewer than two independent directors, referred to as the “administrator,” provided that, for purposes of awards to directors and Section 16 officers, the administrator shall be deemed to include only directors who are independent directors, as appointed by the Board from time to time. The Board of Directors is currently serving as the administrator of the 2001 Stock Option and Incentive Plan.

The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Stock Option and Incentive Plan. The administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

Eligibility and Limitations on Grants.  All of our officers, employees, directors, consultants and other key persons are eligible to participate in the 2001 Stock Option and Incentive Plan, subject to the discretion of the administrator. We currently have approximately 8,300 employees, including temporary and contract employees. In no event may any one participant receive options to purchase more than 1,529,632 shares of common stock, subject to adjustment for stock splits and similar events, during any one calendar year. The number of shares of common stock that are available to be issued through grants or awards made under the 2001 Stock Option and Incentive Plan or through the exercise of options granted thereunder will be increased from 11,074,081 shares to 12,074,081 shares, but the 2001 Stock Option and incentive Plan, as amended, will continue to provide that different types of awards will count differently against the total number of shares available. Full value awards settled in stock, other than an award that is a stock option or other award that requires the grantee to purchase shares for their fair market value at the time of grant, will be counted against the overall share limitation as 3.0 shares. All other awards will continue to be counted against the overall share limitation as 1.0 share.

Stock Options.  Options granted under the 2001 Stock Option and Incentive Plan may be either incentive stock options, referred to as “incentive options,” within the definition of Section 422 of the Internal Revenue Code, or non-qualified stock options, referred to as “non-qualified options.” Options granted under the 2001 Stock Option and Incentive Plan will be non-qualified options if they fail to meet the Internal Revenue Code definition of incentive options, are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or otherwise so provide. Incentive options may be granted only to officers or other employees of the Company or its subsidiaries. Non-qualified options may be granted to persons eligible to receive incentive options and to non-employee directors and other key persons.

Other Option Terms.  The administrator has authority to determine the terms of options granted under the 2001 Stock Option and Incentive Plan. Options are granted with an exercise price that is not less than the fair market value of our common stock on the date of the option grant. In addition, the repricing of stock options shall not be permitted without shareholder approval.

The life of each option will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator; provided that the administrator may not accelerate the exercisability of options, other than by reason of, or in connection with, death, disability, retirement, employment termination (without cause) or change of control, if the number of options so accelerated when combined with the number of unrestricted stock awards granted would exceed 10% of the maximum number of shares issuable under the plan. In general, unless otherwise permitted by the administrator, no option granted under the 2001 Stock Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the 2001 Stock Option and Incentive Plan may be exercised for cash or by the transfer to us of shares of common stock which are not then subject to restrictions under the 2001 Stock Option and Incentive Plan or any other stock plan that we maintain, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased. Such options may also be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

At the discretion of the administrator, stock options granted under the 2001 Stock Option and Incentive Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. This additional stock option would have an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted. The purpose of this reload feature is to enable participants to maintain an equity interest in us without causing dilution.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Restricted Stock Awards.  The administrator may grant or sell shares of common stock to any participant subject to such conditions and restrictions as the administrator may determine. The shares may be sold at par value or for a higher purchase price determined by the administrator. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards.  The administrator may also grant shares of common stock which are free from any restrictions under the 2001 Stock Option and Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant. The aggregate number of unrestricted stock awards that may be granted under the plan, when combined with stock underlying options that were accelerated other than by reason of, or in connection with, death, disability, retirement, employment termination (without cause) or change of control, may not exceed 10% of the maximum number of shares issuable under the plan.

Deferred Stock Awards.  The administrator may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. During the deferral period, subject to terms and conditions imposed by the administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the administrator, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

Performance Share Awards.  The administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the administrator shall determine. The periods during which performance is to be measured shall not be, in the aggregate, less than one year.

Dividend Equivalent Rights.  The administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Change of Control Provisions.  The 2001 Stock Option and Incentive Plan provides that in the event of a “change of control” as defined in the 2001 Stock Option and Incentive Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived, unless otherwise provided in the applicable award agreement.

Adjustments for Stock Dividends, Mergers, etc.  The 2001 Stock Option and Incentive Plan authorizes the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2001 Stock Option and Incentive Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of our company, the 2001 Stock Option and Incentive Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or awards. Before any outstanding stock options and awards terminate, the option holder will have an opportunity to exercise all outstanding options, and holders of other awards will receive a cash or in kind payment of such appropriate consideration as determined by the administrator in its sole discretion after taking into account the consideration payable per share of common stock pursuant to the business combination. The administrator may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of the 2001 Stock Option and Incentive Plan, provided that no such adjustment shall be made in the case of an incentive stock option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

Amendments and Termination.  Subject to requirements of law or the rules of any stock exchange, the Board may at any time amend or discontinue the 2001 Stock Option and Incentive Plan and the administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. To the extent required by the Internal Revenue Code to ensure that options granted under the 2001 Stock Option and Incentive Plan qualify as incentive options or that compensation earned under the options granted under the 2001 Stock Option and Incentive Plan qualifies as performance-based compensation under the Internal Revenue Code, plan amendments shall be subject to approval by our stockholders.

New Plan Benefits

No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2001 Stock Option and Incentive Plan. The number of shares of common stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee and the Board. The Compensation Committee, voting together with the other independent directors, determines and approves the stock option compensation for the CEO and all other officers.

Material Federal Income Tax Consequences

The following discussion describes the material federal income tax consequences of transactions under the 2001 Stock Option and Incentive Plan. It does not describe all federal tax consequences under the 2001 Stock Option and Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not have a deduction for federal corporate income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, a “disqualifying disposition,” generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, or one year in the case of termination of employment by reason of disability. In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  With respect to non-qualified options under the 2001 Stock Option and Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally,

•	at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and

•	at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.

Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.

Parachute Payments.  The vesting or exercisability of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable.

Limitation on our Deductions.  As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the stock option plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code.

Vote Required

The approval of the proposal to amend the 2001 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder requires the affirmative vote of a majority of the votes properly cast on the proposal, provided that, in accordance with the rules of the NYSE, the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal (the “NYSE Voting Requirement”). Under the rules of the NYSE, abstentions will count as votes casts with respect to this matter; accordingly, abstentions will be included in determining whether the NYSE Voting Requirement has been achieved, but will have the effect of a vote “against” the proposal. Broker non-votes will not be counted as votes cast on this matter; accordingly, broker non-votes will make it more difficult for the NYSE Voting Requirement to be achieved (as they will not be included), but if the NYSE Voting Requirement is achieved, they will have no effect on the outcome of the vote.

Recommendation

The Board unanimously recommends a vote FOR the approval of the amendment to the 2001 Stock Option and Incentive Plan increasing the number of shares of common stock available thereunder.

Proposal 3

Approval of Increase in Number of Shares of Common Stock Available for Issuance Under the 2001 Employee Stock Purchase Plan

Introduction

The Board has adopted and is seeking stockholder approval of an amendment to our 2001 Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of common stock that are available to be issued thereunder from 1,000,000 shares to 2,000,000 shares. Of the 1,000,000 shares of common stock authorized for issuance under the Plan, only 284,303 shares remained available for future issuance as of April 15, 2009. Based on historical activity under the Plan by our employees, we expect that all of the remaining shares will be utilized at the end of the expiration of the current offering period.

The Board recommends this action in order to enable us to continue to provide eligible employees the opportunity to purchase shares of our common stock at a discount through periodic payroll deductions. The Board believes that the Plan enhances our ability to attract and retain highly qualified personnel and provides a meaningful incentive to employees by enabling them to participate in our long-term success and growth.

The increase of 1,000,000 shares of common stock available for issuance under the Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on the NYSE on April 15, 2009 of $27.87 per share, the maximum aggregate market value of the additional 1,000,000 shares of common stock to be reserved for issuance under the Plan would be $27,870,000.00.

The following is a summary of certain principal features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan. Stockholders are urged to read the actual text of the Plan, as proposed to be amended, in its entirety which is set forth as Appendix B to this proxy statement.

Summary of the 2001 Employee Stock Purchase Plan

Administration.  The Plan provides for administration by a person or persons appointed by the Board (the “Administrator”). The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive.

Offerings.  To implement the benefits of the Plan, we make periodic offerings to eligible employees to purchase common stock under the Plan (“Offerings”). Each Offering begins on the first business day occurring on or after each January 1 and July 1 and ends on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

The Board may also commence a special Offering for employees of designated subsidiaries who are eligible to participate in the Plan that will begin on the date that an acquired company is acquired or becomes a designated subsidiary, and will end on the last business day occurring on or before the next June 30 or December 31, whichever shall occur first.

Eligibility.  All of our employees (including employees who are also directors) and all employees of each designated subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by us or a designated subsidiary for more than 20 hours a week and have completed at least three (3) consecutive calendar months of employment with us or any designated subsidiary (including periods of employment with the designated subsidiary which pre-date such designation and/or the acquisition of the designated subsidiary by us or any subsidiary thereof). Designated subsidiaries under the plan currently have approximately 7,900 employees. To the extent that a subsidiary was made a designated subsidiary subsequent to an acquisition pursuant to which a substantial amount of assets was acquired by such designated subsidiary, whether via a merger, asset acquisition or otherwise, employment with any legal predecessor entity or any entity transferring assets to the designated subsidiary as part of such acquisition shall be counted as employment with the designated subsidiary.

Employee Contributions.  Each eligible employee may authorize payroll deductions at a minimum of two percent (2%) up to a maximum of ten percent (10%) of his or her compensation for each pay period. We will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

Grant of Options.  On each Offering Date, we will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price, as defined below, (a) a number of shares of common stock, which number shall be the number of shares (rounded down to the nearest whole share) which is obtained by (i) multiplying $25,000 by the quotient obtained by dividing the number of months in the Offering by 12, and (ii) dividing that product by the fair market value of the common stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the fair market value of the common stock on the Offering Date or the Exercise Date, whichever is less. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the relevant Exercise Date.

Notwithstanding the foregoing, no employee may be granted an option under the Plan if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all or our classes of stock or of any Parent or Subsidiary (as defined in the Plan). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of us and our Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Internal Revenue Code and shall be applied taking Options into account in the order in which they were granted.

Exercise of Option and Purchase of Shares.  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from us such number of whole shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

Amendments and Termination.  The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

New Plan Benefits

The number of shares that may be issued to executive officers and all employees, including non-executive officers and directors who are employees, is indeterminate at this time, as participation in any Offering under the Plan is completely discretionary on the part of each eligible employee.

Vote Required

The approval of the proposal to amend the 2001 Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance thereunder requires the affirmative vote of a majority of the votes properly cast for and against the proposal. In accordance with Delaware law and our bylaws, abstentions and broker non-votes will not be counted as votes cast on this matter and, accordingly, will have no effect.

Recommendation

The Board unanimously recommends a vote FOR the approval of the amendment to the 2001 Employee Stock Purchase Plan increasing the number of shares of common stock available thereunder.

Proposal 4

Ratification of Selection of Independent Registered Public Accountants

A primary responsibility of the Audit Committee is to select an independent registered public accountant for the fiscal year. Several factors go into this selection process including: the firm’s historical and recent performance on similar projects, the firm’s experience, client service, responsiveness, leadership, management structure, client and employee retention, compliance and ethics programs, appropriateness of fees charged and the firm’s overall technical expertise. Based on all of these factors, the Audit Committee selected BDO Seidman, LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2009. Pursuant to this proposal, we are asking our stockholders to ratify this selection. The firm of BDO Seidman, LLP has been our independent registered public accountants since April 2003. Although stockholder ratification is not required by our bylaws or otherwise, we are submitting the selection of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending December 31, 2009 to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee may consider whether another registered independent public accounting firm is appropriate. Even if this selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in our best interest.

Vote Required

The ratification of the selection of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending December 31, 2009 requires an affirmative vote of a majority of the votes properly cast for and against this proposal. In accordance with Delaware law and our bylaws, abstentions and broker non-votes will not be counted as votes cast on this matter and, accordingly, will have no effect.

Recommendation

The Board unanimously recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending December 31, 2009.

Information Regarding Nominees, Other Directors and Executive Officers

The following biographical descriptions set forth certain information with respect to the three nominees for election as Class II Directors, the incumbent, continuing directors who are not up for election at this annual meeting and the executive officers who are not directors. This information has been furnished by the respective individuals.

Name	Age	Position

Ron Zwanziger	55	Chairman of the Board, Chief Executive Officer and President
David Scott, Ph.D.	52	Director, Chief Scientific Officer
Jerry McAleer, Ph.D.	53	Director, Vice President, Research and Development and Vice President, Cardiology
Hilde Eylenbosch, M.D.	45	Vice President, Marketing
David Toohey	52	President, Europe/Middle East
John Yonkin	49	President, Inverness Medical Innovations North America, Inc., and President, Nutritionals
John Bridgen, Ph.D.	62	Vice President, Strategic Business Development
David Teitel	45	Chief Financial Officer
Jon Russell	44	Vice President, Finance
Michael K. Bresson	51	Vice President, Mergers & Acquisitions
Paul T. Hempel	60	Senior Vice President, Leadership Development and Special Counsel and Secretary
Ellen Chiniara	50	General Counsel and Assistant Secretary
Ron Geraty, M.D.	62	Chief Executive Officer, Alere LLC
Emanuel Hart	59	Vice President, International Business LAmARCIS
David Walton	55	Vice President, Asia Pacific
Eli Y. Adashi, M.D.	64	Director
Carol R. Goldberg	78	Director
Robert P. Khederian	57	Director
John F. Levy	62	Director
John A. Quelch	57	Director
James Roosevelt, Jr.	63	Director
Peter Townsend	74	Director

Nominees for Election as Class II Directors—Term Expiring 2012

Carol R. Goldberg has served on the Board since May 30, 2001. Ms. Goldberg served as a director of our predecessor company, Inverness Medical Technology, from August 1992 through November 2001, when that company was acquired by Johnson & Johnson. Since December 1989, she has served as President of The AVCAR Group, Ltd., an investment and management consulting firm in Boston, Massachusetts. Ms. Goldberg is Chairperson of the Board’s Compensation Committee and a member of the Board’s Nominating and Corporate Governance Committee.

James Roosevelt, Jr. joined the Board on February 6, 2009. Mr. Roosevelt has served as the President and Chief Executive Officer of Tufts Health Plan since 2005. From 1999 to 2005, Mr. Roosevelt was Vice President and General Counsel of Tufts Health Plan. Mr. Roosevelt also serves as Co-Chair of the Rules and By-laws Committee of the Democratic National Committee, Co-Chair of the Board of Directors for the Tufts Health Care Institute, and member of the Board of Directors at American Health Insurance Plans, Emmanuel College and PointRight Inc. Mr. Roosevelt is a member of The Board’s Nominating and Corporate Governance Committee.

Ron Zwanziger has served as our Chairman, Chief Executive Officer and President since our inception on May 11, 2001. Mr. Zwanziger served as Chairman, Chief Executive Officer and President of our predecessor company, Inverness Medical Technology, from its inception in 1992 through November 2001 when that company was acquired by Johnson & Johnson. From 1981 to 1991, he was Chairman and Chief Executive Officer of MediSense, a medical device company. Mr. Zwanziger also serves as a director, as a member of the Compensation Committee and as Chairperson of the Nominating and Corporate Governance Committee of AMAG Pharmaceuticals, Inc.

Incumbent Class III Directors—Term Expiring 2010

Eli Y. Adashi, MD, MS, FACOG, joined the Board on April 1, 2009. Dr. Adashi, a Professor of Medical Science at The Warren Alpert Medical School of Brown University since 2004, is a Physician-Scientist-Executive with over 25 years of experience in Health Care and in the Life Sciences. A member of the Institute of Medicine of the National Academy of Sciences and of its Committees on Human Embryonic Stem Cell Research and on Women’s Health Research, Dr. Adashi is the founder and former leader of the multidisciplinary Ovarian Cancer Program of the NCI-designated Huntsman Cancer Research Institute. Dr. Adashi also served on sabbatical on the Quality Improvement Group of the Office of Clinical Standards and Quality, Centers for Medicare and Medicaid Services (CMS) and is a current ad hoc member of the Reproductive Health Drugs Advisory Committee of the U.S. Food & Drug Administration. A fellow of the American Association for the Advancement of Science and a member of the Association of American Physicians, Dr. Adashi is the author or co-author of over 250 peer-reviewed publications, over 120 book chapters/reviews, and 13 books focusing on ovarian biology, ovarian cancer and reproductive health. Dr. Adashi is a member of the Board’s Compensation Committee.

Robert P. Khederian has served on the Board since July 31, 2001. Mr. Khederian is the Chairman of Belmont Capital, a venture capital firm he founded in 1996, and Provident Corporate Finance, an investment banking firm he founded in 1998. From 1984 through 1996, he was founder and Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which was acquired by Bain Capital. Mr. Khederian is a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

David Scott, Ph. D., has served on the Board since July 31, 2001 and is our Chief Scientific Officer. Dr. Scott served as Chairman of Inverness Medical Limited, a subsidiary of our predecessor company, Inverness Medical Technology, from July 1999 through November 2001, when that company was acquired by Johnson & Johnson, and as a managing director of Inverness Medical Limited from July 1995 to July 1999. Dr. Scott served as Managing Director of Great Alarm Limited, a consulting company, from October 1993 to April 1995. Between October 1984 and September 1993, he held several positions at MediSense UK, serving most recently as Managing Director where he was responsible for managing product development, as well as the mass manufacture of one of its principal products, ExacTech.

Peter Townsend has served on the Board since May 30, 2001. Mr. Townsend served as a director of our predecessor company, Inverness Medical Technology, from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. From 1991 to 1995, when he retired, Mr. Townsend served as Chief Executive Officer and a director of Enviromed plc, a medical products company. Mr. Townsend is a member of the Board’s Audit Committee.

Incumbent Class I Directors—Term Expiring 2011

John A. Quelch joined the Board on March 10, 2003. Since June, 2001, Mr. Quelch has been a professor and Senior Associate Dean at the Harvard Business School. From July 1998 through June 2001, he was Dean of the London Business School. Mr. Quelch also serves as a director of WPP plc, one of the world’s largest communications groups, Gentiva Health Services, Inc., as member of the Compensation Committee of Pepsi Bottling Group and as Chairman of the Massachusetts Port Authority. He is Chairperson of the Board’s Nominating and Corporate Governance Committee.

John F. Levy has served on the Board since May 30, 2001. Mr. Levy served as director of Inverness Medical Technology from August 1996 through November 2001, when that company was acquired by Johnson & Johnson. Since 1993, he has been an independent consultant. Mr. Levy served as President and Chief Executive Officer of Waban, Inc., a warehouse merchandising company, from 1989 to 1993. Mr. Levy is Chairperson of the Board’s Audit Committee and is a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

Jerry McAleer, Ph.D., joined the Board on March 10, 2003. Dr. McAleer has also served as our Vice President, Research and Development since our inception in May 2001 and has served as our Vice President, Cardiology since early 2006. Dr. McAleer served as Vice President of Research and Development of our predecessor company, Inverness Medical Technology, from 1999 through November 2001, when that company was acquired by Johnson & Johnson. From 1995 to 1999, Dr. McAleer served as Director of Development of Inverness Medical Limited, Inverness Medical Technology’s primary research and development unit, where he headed the development of Inverness Medical Technology’s electrochemical glucose strips. Prior to joining Inverness Medical Technology, Dr. McAleer held senior research and development positions at MediSense, a medical device company, and Ecossensors, Inc., an environmental research company.

Executive Officers Who Are Not Directors

Hilde Eylenbosch, M.D., has served as our Vice President of Marketing since April 1, 2009. Prior to that, she served as Chief Executive Officer of SPD Swiss Precision Diagnostics GmbH, our 50/50 joint venture with Proctor & Gamble, since its inception on May 18, 2007. Dr. Eylenbosch has also served as our President, Consumer Diagnostics since June 2006. Prior to assuming that title she served as Vice President, Consumer Diagnostics from July 2005 to June 2006, Vice President, Consumer Marketing from October 2004 to July 2005 and Vice President of International Women’s Health from November 2001 to October 2004. Dr. Eylenbosch served in the same capacity for our predecessor company, Inverness Medical Technology, from August 2001 until that company was acquired by Johnson & Johnson in November 2001. Prior to that, she held various positions at Inverness Medical Technology, including Director of U.S. Women’s Health from September 1998 through October 2000. When she joined Inverness Medical Technology in January 1995, Dr. Eylenbosch was responsible for marketing that company’s women’s health products in Europe. Before joining Inverness Medical Technology, Dr. Eylenbosch was employed by Synthelabo, a French pharmaceutical company, where she held various marketing positions.

David Toohey was appointed President, Europe/Middle East in January 2008. Prior to that, he served as President, Professional Diagnostics from December 2005, as Vice President, Professional Diagnostics from October 2002, as Vice President, European Operations from February 2002, and as Vice President, New Products from November 2001. He also served as Managing Director of our Unipath Limited subsidiary from December 2001 through October 2002. Mr. Toohey was employed by our predecessor company, Inverness Medical Technology, as its Vice President, New Products from May 2001 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, Mr. Toohey served as Vice President of Operations at Boston Scientific Corporation’s Galway, Ireland facility where he oversaw its growth, from a start-up to Boston Scientific Corporation’s largest manufacturing facility, between 1995 and 2001. Prior to that time he held various executive positions at Bausch & Lomb, Inc., Digital Equipment Corp. and Mars, Inc.

John Yonkin was appointed President, Inverness Medical Innovations North America, Inc. in January 2008. Prior to that, he served as President, U.S. Point of Care from June 2006. Mr. Yonkin also continues to serve as President, Nutritionals, a role he has had since June 2006. Prior to that, he served as our Vice President, Nutritionals from April 2005 to June 2006 and Vice President, U.S. Sales and Marketing from November 2001 to April 2005. Mr. Yonkin served as Vice President of U.S. Sales of our predecessor company, Inverness Medical Technology, from October 1998 through January 2000 and as its General Manager from January 2000 through November 2001, when that company was acquired by Johnson & Johnson. He also served as Manager of Product Development for Inverness Medical Technology from October 1997 until October 1998. From January 1995 to September 1997, Mr. Yonkin was Director of National Accounts for

Genzyme Genetics, a subsidiary of Genzyme, Inc., a leader in genetic testing services for hospitals, physicians and managed healthcare companies.

John Bridgen, Ph.D., joined our Company in September 2002 upon our acquisition of Wampole Laboratories, LLC. Dr. Bridgen served as President of Wampole from August 1984 until September 2005. He currently serves as our Vice President, Strategic Business Development. Prior to joining Wampole, Dr. Bridgen had global sales and marketing responsibility for the hematology and immunology business units of Ortho Diagnostic Systems Inc., a Johnson & Johnson company.

David Teitel has served as our Chief Financial Officer since December 2006. Mr. Teitel has over 20 years of public and private company finance experience, including nine years of audit experience at Arthur Andersen and senior financial positions with Thermo Electron, which is now Thermo Fisher Scientific and Deknatel Snowden Pencer Inc. Mr. Teitel joined the Company in December 2003 as Director of Finance Operations and assumed the title Vice President, Finance in December 2004.

Jon Russell has served as our Vice President, Finance since December 2006. In this role, Mr. Russell oversees financial systems management and integration and shares responsibility for external communications with the Chief Executive Officer. Previously, Mr. Russell was Chief Financial Officer of Wampole Laboratories, LLC. He has 20 years of experience in finance and operations management, including senior operational finance positions in North America and Europe with Precision Castparts Corporation, Vertex Interactive, Inc. and Genicom Corporation. Mr. Russell began his career at Ernst & Young LLP.

Michael K. Bresson rejoined us as Vice President, Mergers & Acquisitions, in January 2007 after serving as President of LifeTrac Systems Incorporated from February 2006 to December 2006. Previously, Mr. Bresson served as our Vice President, Business Development from May 2005 to February 2006. From 1998 until January 2005, he was employed at Apogent Technologies Inc. (now part of Thermo Fisher Scientific Inc.), last serving as Apogent’s Executive Vice President—Administration, General Counsel and Secretary. Prior to joining Apogent in 1998, Mr. Bresson was a partner at the law firm of Quarles & Brady LLP.

Paul T. Hempel served as our General Counsel and Secretary since our inception on May 11, 2001. In April 2006, Mr. Hempel became Senior Vice President in charge of Leadership Development, while retaining his role as Secretary and oversight of legal affairs. Mr. Hempel served as General Counsel and Assistant Secretary of our predecessor company, Inverness Medical Technology, from October 2000 through November 2001, when that company was acquired by Johnson & Johnson. Prior to joining Inverness Medical Technology, he was a founding stockholder and Managing Director of Erickson Schaffer Peterson Hempel & Israel PC from 1996 to 2000. Prior to 1996, Mr. Hempel was a partner and managed the business practice at Bowditch & Dewey LLP.

Ellen Chiniara serves as General Counsel and Assistant Secretary and is responsible for managing legal matters for our Company. Ms. Chiniara joined our Company in October 2006 as General Counsel of the Professional Diagnostics strategic business unit and became General Counsel of our Company in May 2007. From 2002 to 2006, Ms. Chiniara was Associate General Counsel, Neurology of Serono, Inc., a biopharmaceutical company. Previously, she served as General Counsel to a healthcare venture capital fund and a healthcare management services organization, where she also was Chief Operating Officer of its clinical trial site management division. From 1994 to 1997, Ms. Chiniara was Assistant General Counsel at Value Health, a specialty managed healthcare company. Prior to 1994, Ms. Chiniara was a corporate attorney in Boston with Hale and Dorr (now Wilmer Cutler Pickering Hale and Dorr LLP).

Ron Geraty, M.D., serves as Chief Executive Officer of Alere LLC, our health management subsidiary. Dr. Geraty joined us when Alere was purchased in November 2007. Prior to our purchase of Alere, Dr. Geraty had served on the board and as Chief Executive Officer of Alere since late 2001. Prior to Alere, Dr. Geraty was Chief Executive Officer of American Imaging Management, a radiology benefits management company, from 1999 to 2000. In 1989, Dr. Geraty founded Assured Health, Inc. (an employee assistance company) which was sold to American Biodyne, Inc. where he was a board member and executive through several company transitions until the company was sold to a competitor in 1998. Dr. Geraty was a Fellow at the

Harvard School of Medicine School of Public Policy in 1998. In 1984, Dr. Geraty founded Monarch Health Corporation, which was sold to Parkside Medical Corporation in 1986 where he served as an executive.

Emanuel Hart has served as Vice President for International Business responsible for the Latin America, Africa, Russia, ex-Soviet Union countries and Israel territories (LAmARCIS) for all of our products since August 2007. Mr. Hart has also served as Chief Executive Officer and President of Orgenics Ltd., one of our subsidiaries, since 1997.

David Walton serves as Vice President, Asia Pacific. Mr. Walton joined our Company in December 2001 when we acquired the Unipath business from Unilever, where he was previously International Director for the Consumer and Professional Diagnostic business units. Prior to this, Mr. Walton held various senior global sales and marketing roles in the Diagnostics Division of Eli Lilly based at Hybritech in San Diego, California and Liege, Belgium, Biorad U.K. and Corning Medical U.K.

Principal Stockholders

The following table furnishes information as to shares of our common stock beneficially owned by:

•	each person or entity known by us to beneficially own more than five percent of our common stock;

•	each of our directors;

•	each of our “named executive officers” (as defined in “Compensation of Executive Officers and Directors” on page 27); and

•	all of our directors and executive officers as a group.

Unless otherwise stated, beneficial ownership is calculated as of February 1, 2009. For the purpose of this table, a person, group or entity is deemed to have “beneficial ownership” of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants.

Security Ownership of Certain Beneficial Owners and Management

	Common Stock
	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial (1)	Ownership (2)	Class (3)

Brookside Capital Partners Fund, L.P.(4)	4,287,662	5.45%
Capital Research Global Investors(5)	9,081,420	11.55%
FMR LLC(6)	11,074,818	14.09%
Zwanziger Family Ventures, LLC(7)	1,806,696	2.30%
Ron Zwanziger(8)	3,436,513	4.36%
David Scott, Ph.D.(9)	724,493	*
Jerry McAleer, Ph.D.(10)	669,944	*
David Teitel(11)	39,630	*
Ron Geraty, M.D.(12)	114,921	*
Eli Y. Adashi, M.D.	0	*
Carol R. Goldberg(13)	116,746	*
Robert P. Khederian(14)	78,828	*
John F. Levy(15)	189,643	*
John A. Quelch(16)	58,068	*
James Roosevelt, Jr.	0	*
Peter Townsend(17)	13,784	*
All current executive officers and directors (22 persons)(18)	6,186,081	7.68%

*	Represents less than 1%

(1)	The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(2)	Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(3)	The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options and warrants held by such person or group that were exercisable within 60 days from February 1, 2009, but excludes shares of stock underlying options and warrants held by any other person.

(4)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2009 by Brookside Capital Partners Fund, L.P. The address provided therein for Brookside Capital Partners Fund, L.P. is 111 Huntington Avenue, Boston, MA 02199.

(5)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2009 by Capital Research Global Investors, a division of Capital Research and Management Company. Of this amount, Capital Research Global Investors has (i) sole voting power with respect to 6,368,460 shares and (ii) sole investment power with respect to 9,081,420 shares. The address provided therein for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(6)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC. Of this amount, FMR LLC has (i) sole voting power with respect to 650,010 shares and (ii) sole investment power with respect to 11,074,818 shares. The address provided therein for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(7)	Consists of 1,769,902 shares of common stock and 36,794 shares of common stock underlying warrants exercisable within 60 days from February 1, 2009. Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures, LLC and each have shared voting and investment power over these securities.

(8)	Consists of 3,217,078 shares of common stock and 182,641 shares of common stock underlying options and warrants exercisable within 60 days from February 1, 2009. Of the shares attributed to Mr. Zwanziger, 664,142 shares of common stock are owned by Mr. Zwanziger as Trustee of the Zwanziger 2004 Annuity Trust, and 1,769,902 shares of common stock and 36,794 shares of common stock issuable upon the exercise of warrants are owned by Zwanziger Family Ventures, LLC, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet M. Zwanziger, and (ii) 9,450 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation for which Mr. Zwanziger and his spouse, along with three others, serve as directors.

(9)	Consists of 405,766 shares of common stock and 318,727 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(10)	Consists of 257,114 shares of common stock and 412,830 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(11)	Consists of 2,130 shares of common stock and 37,500 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(12)	Consists of 97,421 shares of common stock and 17,500 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(13)	Consists of 74,645 shares of common stock and 42,101 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(14)	Consists of 20,000 shares of common stock and 58,828 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(15)	Consists of 121,118 shares of common stock, 4,391 shares of common stock issuable upon the exercise of warrants and 64,134 shares of common stock underlying warrants and options exercisable within 60 days from February 1, 2009. Mr. Levy disclaims beneficial ownership of 741 shares of common stock and 266 shares of common stock issuable upon the exercise of warrants owned by a charitable remainder unitrust.

(16)	Consists of 58,068 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(17)	Consists of 13,784 shares of common stock underlying options exercisable within 60 days from February 1, 2009.

(18)	Includes 1,868,842 shares of common stock underlying options or warrants exercisable within 60 days from February 1, 2009.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the compensation paid to our chief executive officer, or our CEO, our chief financial officer, or our CFO, and our three most highly-compensated executive officers other than our CEO and CFO. These officers are collectively referred to as the named executive officers. For the purpose of this discussion our “key executives” are Ron Zwanziger, CEO; David Scott, Ph.D., Chief Scientific Officer; and Jerry McAleer, Ph.D., Vice President, Research and Development, and Vice President, Cardiology.

Philosophy and Objectives

The objective of our executive compensation program is to attract, retain and motivate the talented and dedicated executives who are critical to our goals of continued growth, innovation, increasing profitability and ultimately maximizing shareholder value. Specifically, we seek to attract and reward executives who display certain fundamental leadership characteristics for hiring and promotion that we have identified as consistent with our Company goals and culture. We provide these executives with what we believe to be a competitive total compensation package consisting primarily of base salary, long-term equity incentive compensation and a broad-based benefits program. Our compensation program is designed to reward each executive’s individual performance by considering generally their past and potential contribution to our achievement of key strategic goals such as revenue generation, margin improvement and the establishment and maintenance of key strategic relationships. Our executive compensation program aims to provide a compensation package which is competitive in our market sector and, more importantly, relevant to the individual executive.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our stockholders. Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive cash compensation norms and reward good performance on an annual basis and (ii) we provide non-cash compensation, primarily in the form of stock-based awards, to reward superior performance against long-term strategic goals. We currently do not provide a formal short-term incentive plan, as our strategic philosophy is to focus on the long-term goals discussed above.

Executive Compensation Process

The compensation of our named executive officers, as well as our other executive officers, is reviewed by our Compensation Committee at least annually for consistency with the objectives described above. Our management, including our CEO, participates in this review by making its own recommendations as to the compensation of our executive officers to the Compensation Committee. The Compensation Committee considers the recommendations of management in assessing executive compensation but also relies on other data and resources and may utilize the services of a compensation consultant in reviewing and determining executive compensation.

In reviewing executive compensation, the Compensation Committee and management also consider the practices of comparable companies of similar size, geographic location and market focus. Management and the Compensation Committee utilize the Radford Global Life Sciences Survey and other recognized subscription surveys that provide comprehensive baseline compensation data on positions at the executive, management and professional levels, including salary, total cash compensation, options and equity compensation, and occasionally collect and analyze publicly available compensation data and other subscription compensation survey data. While benchmarking may not always be appropriate as a standalone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this compensation information is an important part of our compensation-related decision making process.

During 2008, the Compensation Committee engaged a compensation consultant, Aon Consulting’s Radford Surveys + Consulting, or Radford, to assist the committee in assessing executive compensation. Specifically, our consultant was engaged to select a new peer group to utilize in assessing the competitiveness of our executive compensation program. The peer group the Compensation Committee used in 2007 was considered out of date due to the fact that a number of the peer companies had been acquired, merged or no longer fit our peer criteria. The peer group used by Radford in evaluating proposed 2008 executive compensation consisted of sixteen publicly-traded companies in similar industry space and with similar revenues and market capitalizations, specifically the following companies:

•	Advanced Medical Optics

•	Amedisys, Inc.

•	Applied Biosystems, Inc.

•	Beckman Coulter, Inc.

•	Bio-Rad Laboratories, Inc.

•	C.R. Bard, Inc.

•	HealthExtras, Inc.

•	Healthways, Inc

•	Hologic, Inc.

•	IDEXX Laboratories, Inc.

•	Invitrogen Corp.

•	Kinetic Concepts, Inc.

•	Molina Healthcare, Inc.

•	PerkinElmer, Inc.

•	RehabCare Group, Inc.

•	Varian Medical Systems, Inc.

In connection with this engagement, Radford provided summary observations and considerations for our executive compensation, as well as a competitive assessment of our executive compensation based on base salary, actual total cash compensation, long-term incentives and actual total direct compensation. The Compensation Committee considered this analysis, or the 2008 Radford Report, in its assessment of each element of 2008 executive compensation, as well as overall compensation.

Radford was subsequently engaged by the Compensation Committee to advise on long-term incentive plans. The Compensation Committee has considered the results of this analysis but did not approve or recommend any changes to our policies or practices with respect to benefits and perquisites or short-term incentives.

In determining each component of an executive’s compensation, numerous factors are considered, including:

•	The individual’s particular background, including prior relevant work experience;

•	The demand for individuals with the executive’s specific expertise and experience;

•	The individual’s role with us and the compensation paid to similar persons determined through benchmark studies;

•	The individual’s performance and contribution to our achievement of Company goals and objectives; and

•	Comparison to other executives within our Company.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary.  Generally, annual base salary for a particular individual is established based on the factors discussed above and is intended to be near the average of the range of annual cash compensation (base salary plus cash bonus) for executives in similar positions with similar responsibilities at comparable companies, although other elements of compensation, including past and present grants of stock-based awards, may also be considered. However, because we do not currently have an annual cash bonus plan, as most companies within our peer group do, base salaries for our executives are generally designed to be moderately above the average of the range of base salaries for executives in similar positions with similar responsibilities at comparable companies. The Compensation Committee believes that a competitive base salary is necessary to attract and retain a management team with the requested skills to lead our Company. In 2008, based on their analysis of our salary objectives, the various factors discussed above, and the 2008 Radford Report, and considering the total compensation of the key executives, the Compensation Committee recommended that the salaries of Mr. Zwanziger, Dr. Scott and Dr. McAleer be increased from $750,000, $600,000 and $500,000, respectively, to $900,000, $700,000, and $650,000, respectively. Our Board of Directors (in the absence of the key executives who are also directors) approved these new salaries effective July 1, 2008. With respect to our other named executive officers, the salary of Ron Geraty, M.D. was increased to $550,000 in July 2008. As with the key executives, the Compensation Committee considered the same factors and objectives and the 2008 Radford Report.

Bonuses.  Cash bonuses are generally not a regular or important element of our executive compensation strategy and we focus instead on stock-based awards designed to reward long-term performance. None of our named executive officers received cash bonuses during 2008, except that Dr. Geraty was paid a bonus pursuant to a management incentive plan authorized by Alere Medical, Inc. prior to our acquisition of Alere in November 2007 (the plan is no longer in place). While our Compensation Committee reserves the right to grant cash or non-cash bonuses as a performance incentive or reward, it currently has no plans to grant bonuses to the named executive officers during 2009.

Stock Option and Stock-Based Awards.  We believe long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards. The Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, or the 2001 Option Plan, was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders and with our long-term success. The Compensation Committee believes that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals. While the 2001 Option Plan allows our Compensation Committee to grant a number of different types of stock-based awards, other than one restricted stock grant made to Mr. Zwanziger in 2001, we have relied exclusively on stock options to provide equity incentive compensation. Stock options granted to our executive officers have an exercise price equal to the fair market value of our common stock on the grant date, except that the options granted in July 2008, discussed below, had a premium exercise price of $61.49, typically vest 25% per annum based upon continued employment over a four-year period, and generally expire ten years after the date of grant. Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. Proposals to grant stock options to our executive officers are made by our CEO to the Compensation Committee. With respect to proposals for grants made to our executive officers, the Committee reviews competitive compensation survey data and, if applicable, consultant reports, as discussed above, individual performance, the executive’s existing compensation and other retention considerations. The Compensation Committee considers the Black-Scholes valuation of each proposed stock option grant in determining the number of options subject to each grant. Generally, stock option grants for a particular individual are based on the factors discussed above and are intended to be valued near the average of the range of the value of long-term incentive awards for executives in similar positions with similar responsibilities at comparable companies, although other elements of compensation, including salary, may also be considered.

Generally, stock option grants to executive officers have been made in conjunction with meetings of the Board of Directors. During 2007, we adopted and currently have in force a stock option granting policy that includes the following elements:

•	Options to purchase shares of our common stock shall be granted effective as of the last calendar day of the following months: February, April, June, August, October and December (each such date a “Grant Date”);

•	For each employee (or prospective employee) that is not (or, upon hire, will not be) subject to Section 16 of the Exchange Act, the CEO shall have the authority to grant, in his sole discretion, an option or options to purchase up to an aggregate of 5,000 shares of common stock (on an annual basis); provided, however, that total number of shares of common stock underlying such options grants shall not exceed 150,000 per calendar year.

•	The Compensation Committee must approve all other stock option grants. Grants by the Compensation Committee must be approved only at a meeting of the Compensation Committee with and in consultation with the independent directors and not by written consent.

•	Grants of options approved for existing employees, shall be effective as of, and the grant date thereof shall for all purposes be deemed to be, the Grant Date following the date of approval (except that any grants subject to stockholder approval shall be effective as of the date of stockholder approval).

•	Options approved for new hires, including those hired through acquisitions, shall be effective as of, and the grant date thereof shall for all purposes be deemed to be, the Grant Date following the later of (i) the date of such approval or (ii) the date on which the new hire’s employment commences.

We have not adopted stock ownership guidelines.

During 2008, our Compensation Committee considered the fact that the performance-based awards under the 2001 compensation packages lapsed at the end of 2005 and, in July 2008, approved grants of stock options to purchase 150,000, 75,000 and 65,000 shares of common stock to Mr. Zwanziger, Dr. Scott and Dr. McAleer, respectively. While the closing price of our common stock on the date of grant was $31.17, these options were granted with a premium exercise price of $61.49, which was the November 2007 secondary offering price. In addition, during 2008, Dr. Geraty was granted options to purchase 60,000 shares of common stock. These grants were made consistent with our objectives for stock-based awards discussed above.

Other Compensation.  Our named executive officers do not have employment agreements. The named executive officers are not eligible to participate in, and do not have any accrued benefits under, any Company-sponsored defined benefit pension plan. They are eligible to, and in some case do, participate in defined contributions plans, such as a 401(k) plan, on the same terms as other employees. The terms of these defined contribution plans vary depending on the jurisdiction of employment of the executive. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. Finally, all of our executives are eligible to participate in our other employee benefit plans, including, medical, dental, life and disability insurance.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation Committee Report

We, the Compensation Committee, have reviewed and discussed the Compensation and Discussion and Analysis beginning on page 22 of this proxy statement with management.

Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Carol R. Goldberg, Chairperson
Eli Y. Adashi, Member
Robert P. Khederian, Member

Compensation of Executive Officers and Directors

Set forth below is information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year 2008. Such officers are collectively referred to as the “named executive officers.”

Summary Compensation Table.  The following table sets forth information regarding the named executive officers’ compensation for fiscal years 2008, 2007 and 2006.

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)	($)	($)(2)	($)

Ron Zwanziger	2008	$824,423	—	—	$1,659,478	—	—	$778	$2,445,170
Chairman, Chief	2007	$750,000	—	—	$940,090	—	—	$990	$1,691,080
Executive	2006	$550,000	$550,000	—	—	—	—	$990	$1,100,990
Officer and President

David Teitel	2008	$299,808	—	—	$256,821	—	—	$7,678	$597,185
Chief Financial Officer	2007	$241,250	—	—	$209,276	—	—	$7,601	$458,127
	2006	$192,885	$5,000	—	$63,322	—	—	$6,327	$267,534

David Scott, Ph.D.(3)	2008	$622,791	—	—	$829,739	—	—	—	$1,432,776
Chief Scientific Officer	2007	$648,626	—	—	$470,045	—	—	—	$1,118,671
	2006	$431,177	$125,000	—	—	—	—	—	$556,117

Jerry McAleer, Ph. D.(3)	2008	$553,581	—	—	$693,973	—	—	—	$1,230,891
Vice President, Research &	2007	$540,521	—	—	$391,704	—	—	—	$932,225
Development and Vice	2006	$364,111	$120,000	—	—	—	—	—	$484,111
President, Cardiology

Ron Geraty, M.D.	2008	$498,022	$165,871		$544,545	—	—	$7,786	$1,310,396
Chief Executive Officer of	2007	$41,921	—	—	$361,360	—	—	$6,677	$409,958
Alere LLC(4)

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with FAS 123(R), except that we have disregarded any estimate of future forfeitures related to service based vesting conditions, and thus may include amounts from awards granted in and prior to such fiscal year. Assumptions used in the calculation of these amounts are included in Note 17 in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 10, 2009.

(2)	The amounts in this column include for 2008: (a) matching contributions made by our Company to our defined contribution plans in the amount of $6,900 on behalf of Mr. Teitel and Dr. Geraty and (b) life insurance premiums paid by our Company in the amount of $778 on behalf of Mr. Zwanziger and Mr. Teitel and $886 on behalf of Dr. Geraty. The amounts in this column include for 2007: (a) matching contributions made by our Company to our defined contribution plans in the amount of $6,750 on behalf of Mr. Teitel, (b) life insurance premiums paid by our Company in the amount of $990 and $851 on behalf of Mr. Zwanziger and Mr. Teitel, respectively, and (c) $6,677 in commuting expenses for Dr. Geraty. The amounts in this column include for 2006: (a) matching contributions made by our company to our defined contribution plans in the amount of $5,654 on behalf of Mr. Teitel, and (b) life insurance premiums paid by our company in the amount of $990 and $673 on behalf of Mr. Zwanziger and Mr. Teitel, respectively.

(3)	Salary and other compensation paid in British pounds. British pounds were converted to U.S. dollars using the average exchange rate for the year reported.

(4)	Dr. Geraty joined the Company on November 16, 2007 when we acquired Alere Medical, Inc. The bonus earned by Dr. Geraty was the last Management Incentive Plan bonus authorized by Alere, which was cancelled upon the merger with the Company.

Grants of Plan-Based Awards.  The following table sets forth certain information with respect to options granted to the named executive officers in fiscal year 2008.

Grants of Plan-Based Awards

									All Other	All Other		Grant
									Stock	Option		Date
			Estimated Future Payouts						Awards:	Awards:	Exercise	Fair
			Under			Estimated Future Payouts			Number of	Number of	or	Value
		Compensation	Non-Equity			Under Equity			Shares of	Securities	Base Price	of Stock
		Committee	Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	of Option	and
	Effective	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date(1)	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)(2)(5)	($ / Sh)(3)	Awards(4)

Ron Zwanziger	7/23/08	7/23/08	—	—	—	—	—	—	—	150,000	$61.49	$1,366,500.00

David Scott, Ph.D.	7/23/08	7/23/08	—	—	—	—	—	—	—	75,000	$61.49	$683,250.00

Jerry McAleer, Ph.D.	7/23/08	7/23/08	—	—	—	—	—	—	—	65,000	$61.49	$592,150.00

Ron Geraty, M.D.	6/30/08	5/22/08	—	—	—	—	—	—	—	30,000	$33.17	$377,740.00

	8/29/08	7/23/08	—	—	—	—	—	—	—	30,000	$35.52	$396,297.00

(1)	The Grant Date of the options for Mr. Zwanziger, Dr. Scott and Dr. McAleer is the date of the Compensation Committee’s approval. The options were granted at a premium exercise price, and the Compensation Committee determined that it would be best to exempt the options from the usual future Grant Date set out in the Compensation Committee’s rule and our stock option granting policy in order to eliminate any possibility that the options could end up being granted at a price below market. The Grant Date of the options for Dr. Geraty is in accordance with our stock option granting policy, in which grants of options approved by the Compensation Committee for existing employees shall be effective as of the next “Grant Date” following the date of approval (except that any grants subject to stockholder approval shall be effective as of the date of stockholder approval). Under this policy, “Grant Date” means the last calendar day of the following months: February, April, June, August, October and December.

(2)	All stock option awards were made under our 2001 Stock Option and Incentive Plan.

(3)	The stock option awards granted to Mr. Zwanziger, Dr. Scott and Dr. McAleer carry a premium exercise price of $61.49, which was the November 2007 secondary offering price. The closing price of our common stock on the date of grant was $31.17. The exercise price of the stock option awards to Dr. Geraty is equal to the closing price of the common stock on the effective grant date.

(4)	The amounts in this column reflect the grant date fair value of each option award computed in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 17 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 10, 2009.

(5)	The terms of these options provide for vesting in four equal annual installments, commencing on the first anniversary of the date of grant. The options will expire on the tenth anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End.  The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2008.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)(1)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date(2)	(#)	($)	(#)	($)

Ron Zwanziger	30,000	—	—	$14.92	2-12-2011	—	—	—	—
	65,000	—	—	$17.15	12-20-2011	—	—	—	—
	5,065	—	—	$15.55	8-23-2012	—	—	—	—
	7,576	—	—	$21.78	12-31-2013	—	—	—	—
	75,000	225,000	—	$39.72	5-17-2017	—	—	—	—
		150,000		$61.49	7-23-2018	—	—	—	—
David Teitel	10,000	—	—	$21.38	12-11-2013	—	—	—	—
	10,000	—	—	$24.25	12-17-2014	—	—	—	—
	2,500	2,500	—	$34.40	10-4-2016	—	—	—	—
	10,000	10,000	—	$38.10	12-15-2016	—	—	—	—
	5,000	15,000		$48.14	8-31-2017	—	—	—	—
David Scott, Ph.D.	50,000	—	—	$2.44	8-16-2009	—	—	—	—
	24,000	—	—	$14.92	2-12-2011	—	—	—	—
	199,691	—	—	$15.47	11-30-2011	—	—	—	—
	2,284	—	—	$15.60	9-3-2012	—	—	—	—
	5,252	—	—	$21.78	12-31-2013	—	—	—	—
	37,500	112,500	—	$39.72	5-17-2017	—	—	—	—
		75,000		$61.49	7-23-2018	—	—	—	—
Jerry McAleer, Ph. D.	40,000	—	—	$2.44	8-16-2009	—	—	—	—
	16,000	—	—	$14.92	2-12-2011	—	—	—	—
	189,706	—	—	$15.47	11-30-2011	—	—	—	—
	129,413	—	—	$16.76	12-3-2011	—	—	—	—
	1,805	—	—	$15.60	9-3-2012	—	—	—	—
	4,656	—	—	$21.78	12-31-2013	—	—	—	—
	31,250	93,750	—	$39.72	5-17-2017	—	—	—	—
		65,000	—	$61.49	7-23-2018	—	—	—	—
Ron Geraty, M.D.	17,500	52,500	—	$56.18	12-31-2017	—	—	—	—
		30,000	—	$33.17	6-30-2018	—	—	—	—
		30,000	—	$35.52	8-29-2018	—	—	—	—

(1)	Unless otherwise noted, options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

(2)	Unless otherwise noted, the expiration date of each option occurs ten years after the date of grant of such option.

Option Exercises and Stock Vested.  The following table sets forth certain information with respect to options exercised by the named executive officers in fiscal year 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)

Ron Zwanziger	—	—	—	—
David Teitel	—	—	—	—
David Scott, Ph.D.	—	—	—	—
Jerry McAleer, Ph.D.	—	—	—	—
Ron Geraty, M.D.	93,787	$2,778,214	—	—

(1)	Represents the difference between the aggregate exercise price and the aggregate fair market value of the common stock on the dates of exercise.

Non-qualified Deferred Compensation

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans.  Our named executive officers do not participate in any non-qualified defined contribution or other deferred compensation plans.

Pension Benefits  Our named executive officers do not participate in any plan that provides for specified retirement benefits, or payments and benefits that will be provided primarily following retirement, other than defined contribution plans such as our 401(k) savings plan.

Potential Payments upon Termination or Change-in-Control  Our named executive officers are employees-at-will and as such do not have employment contracts with us. Other than provisions in our 2001 Stock Option and Incentive Plan that provide for all stock options to automatically become fully exercisable and any stock awards to become vested and non-forfeitable in the event of a “change of control” as defined in the plan, there are no contracts, agreements, plans or arrangements that provide for payments to our named executive officers at, following, or in connection with any termination of employment, change in control of our Company or a change in a named executive officer’s responsibilities.

Compensation of Directors

The following table sets forth information regarding the compensation of our directors during fiscal year 2008.

					Change
					in Pension
					Value and
					Non-Qualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name (1)	($)(2)	($)	($)(3)	($)	($)	($)	($)

Carol R. Goldberg	$171,000	—	$195,367	—	—	—	$366,367
Robert P. Khederian	—	—	$290,859	—	—	—	$290,859
John F. Levy	—	—	$294,309	—	—	—	$294,309
John A. Quelch	—	—	$269,369	—	—	—	$269,369
Peter Townsend	$185,500	—	$195,367	—	—	—	$380,867

(1)	Ron Zwanziger, Jerry McAleer and David Scott are not included in this table as they are employees of our Company and accordingly receive no compensation for their services as directors. The compensation received by Mr. Zwanziger, Dr. McAleer and Dr. Scott as employees of our Company are shown in the Summary Compensation Table above.

(2)	Ms. Goldberg received two cash payments of $85,500 each in January 2008 and December 2008. Mr. Townsend received two cash payments of $92,750 each in January 2008 and December 2008. The details of the cash compensation is described in more detail below.

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) from awards granted in 2007 and 2005, as no options were granted in 2004, 2006 or 2008, except that we have disregarded any estimate of future forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 17 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on April 10, 2009. As of December 31, 2008, each director had the following number of options outstanding: Carol R. Goldberg: 53,003; Robert P. Khederian: 76,484; John F. Levy: 82,034; John A. Quelch: 74,204; and Peter Townsend: 24,686.

We have historically compensated our non-employee directors solely through option grants, consistent with our overall compensation philosophy of focusing on long-term performance and aligning the interests of our directors with the interests of stockholders. These option grants vest over a three-year period in order to compensate for three years of service. Employee directors do not receive compensation for their services as directors.

During 2007, the Compensation Committee engaged a compensation consultant, Pearl Meyer & Partners, to assist the committee in assessing non-employee director compensation. The Compensation Committee concluded that our non-employee directors’ annual compensation should be based on the total annual compensation (combined cash and equity) reflected in the 75th percentile of the 2007 peer group data. Accordingly, effective October 31, 2007, the Compensation Committee granted a number of options to the non-employee directors, using a Black-Scholes valuation model, designed to compensate the directors on an annual basis within the 75th percentile of the peer group data. Consistent with past practice, such options vest over a three-year period and compensate the directors for three years of service (2008 through 2010). In this case, however, the non-employee directors were given the option to elect to receive a portion of such compensation in the form of cash (and forego a portion of the option grant of equal value). If a director exercised this option, he or she would receive annual cash payments during 2008, 2009 and 2010 based on the total annual cash compensation paid in the 75th percentile of the peer group data provided by our consultant and would receive a reduced option grant designed to compensate the director for three years of service based on the total equity compensation (rather than combined cash and equity) paid in the 75th percentile of same peer group data. Two directors, Carol R. Goldberg and Peter Townsend, opted to exercise this right. Accordingly, Ms. Goldberg and Mr. Townsend received cash payments of $85,500 and $92,750, respectively, in January 2008 and in December 2008. Ms. Goldberg and Mr. Townsend will receive the same payments in December 2009 or January 2010 contingent upon continued service.

Equity Compensation Plan Information

The following table furnishes information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2008.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation plans
	exercise of outstanding	exercise price	(excluding securities
	options, warrants and	of outstanding options,	reflected in column
Plan category	rights(1)	warrants and rights	(a))(2)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,115,815	$34.97	1,294,376	(3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	7,115,815	$34.97	1,294,376	(3)(4)

(1)	This table excludes an aggregate of 3,040,515 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $27.24.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2008, 837,582 shares under the 2001 Stock Option and Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards.

(3)	Includes 456,794 shares issuable under the Company’s 2001 Employee Stock Purchase Plan (the “ESPP”).

(4)	This table excludes (i) the additional 1,000,000 shares that would be available for issuance under the 2001 Stock Option and Incentive Plan if Proposal 2 is approved by the stockholders at the annual meeting and (ii) the additional 1,000,000 shares that would be available for issuance under the ESPP if Proposal 3 is approved by the stockholders at the annual meeting.

2008 Audit Committee Report

We, the Audit Committee, oversee the Company’s accounting and financial reporting processes and assist the Board in its oversight of the qualifications, independence and performance of the Company’s independent registered public accountants. In fulfilling our oversight responsibilities, we discussed with the Company’s independent registered public accounting firm, BDO Seidman, LLP, the overall scope and plans for their audit. Upon completion of the audit, we discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

We also reviewed and discussed the audited, consolidated financial statements with management. We discussed with management certain significant accounting principles, the reasonableness of significant judgments and the clarity of disclosures in those financial statements.

The Audit Committee received and reviewed the written disclosures and the letter from BDO Seidman required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO Seidman’s communications with the Audit Committee concerning independence, and discussed with BDO Seidman the auditor’s independence from management and the Company. We determined that the services provided by BDO Seidman during fiscal year 2008 are compatible with maintaining such auditor’s independence.

In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board approved) that the audited, consolidated financial statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John F. Levy, Chairperson
Peter Townsend, Member
Robert P. Khederian, Member

Independent Registered Public Accountants

Our Audit Committee engaged BDO Seidman, LLP to serve as our independent registered public accountant during the fiscal year ended December 31, 2008. Our Audit Committee has selected BDO Seidman to serve as our independent registered public accountant for the current fiscal year. Pursuant to Proposal 4 in this proxy statement, we are asking our stockholders to ratify this selection. We expect representatives of BDO Seidman to be present at our 2009 annual meeting of stockholders, that they will have the opportunity to make a statement at such meeting if they so desire, and that they will be available to respond to appropriate questions from stockholders.

Audit Fees

We have not received a final invoice from BDO Seidman for professional services rendered for the audit of our consolidated financial statements for fiscal year 2008. However, we expect aggregate audit fees billed by BDO Seidman for fiscal year 2008 to be approximately $3,246,668, of which $3,102,243 has been billed to date. This includes $941,740 billed for professional services rendered in connection with the principal independent registered public accountant’s audit of our internal control over financial reporting in connection with the 2008 audit. Audit fees also include fees billed in connection with the principal independent registered public accountant’s review of our quarterly financial statements and audit services normally provided by the principal independent registered public accountant in connection with other statutory or regulatory filings. Aggregate audit fees billed by BDO Seidman for fiscal year 2007 were approximately $2,592,960.

Audit-Related Fees

Aggregate audit-related fees billed in 2008 and 2007 by BDO Seidman were $515,473 and $934,321, respectively. Audit-related fees consist primarily of fees billed for professional services rendered by the principal independent registered public accountant for accounting consultations and services related to business acquisitions and financings.

Tax Fees

Aggregate tax fees billed in 2008 and 2007 by BDO Seidman were $347,000 and $179,050, respectively. Tax fees include fees billed for professional services rendered by the principal public accountant for tax compliance, tax advice and tax planning.

All Other Fees

During 2008 and 2007, no other fees were billed by BDO Seidman.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accountant other than permitted non-audit services estimated in good faith by the independent registered public accountant and management to entail fees payable of $25,000 or less on a project by project basis and which would otherwise qualify for exemption from the pre-approval requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present any services so pre-approved to the full Audit Committee at its next meeting.

Certain Relationships and Related Transactions

Policies and Procedures with Respect to Related
  Party Transactions

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis.

Investments by the Zwanziger Family Trust

In November 2008, the Zwanziger Family Trust, a trust established for the benefit of the children of Ron Zwanziger, our Chairman, Chief Executive Officer and President, and the trustee of which is Mr. Zwanziger’s sister, purchased certain of our securities from third parties in market transactions. The purchase consisted of approximately $1.0 million of each of the following securities: our common stock, our Series B Convertible Perpetual Preferred Stock, our 3% senior subordinated convertible notes, interests ($1.0 million face amount) in our first lien credit agreement and interests ($1.0 million face amount) in our second lien credit agreement. To the extent we make principal and interest payments under the convertible notes and the credit facilities in accordance with their terms, the Zwanziger Family Trust, as a holder of convertible notes and as a lender under the credit facilities, will receive its proportionate share. In connection with its purchases of interests under our first lien credit agreement and second lien credit agreement, the Trust agreed that, whenever the consent or vote of the lenders is required under the credit facilities, it will vote the outstanding principal amount of its holdings in the same proportion as the votes cast by the other lenders under these credit facilities.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by applicable regulations to furnish us with copies of all reports filed pursuant to Section 16(a).

To our knowledge, based solely on a review of the copies of such reports received by us and certain written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with, except that nine Form 4s, each covering one transaction, were filed late, one each for Carol Goldberg, Manu Hart, David Scott, Jerry McAleer and Ron Zwanziger and two each for Hilde Eylenbosch and Ron Geraty.

Stockholder Proposals

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2010 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than January 6, 2010 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2010 annual meeting.

Stockholder proposals intended to be presented at our 2010 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on March 20, 2010, nor earlier than February 18, 2010, together with all supporting documentation and information required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Our Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In order to have a director candidate considered by the Nominating and Corporate Governance Committee, the recommendation must be submitted to the Company Secretary at the address set forth on the first page of this proxy statement not later than January 6, 2010 and must include: the name, address and phone number of record of the stockholder; a representation that the stockholder is a record holder of our voting stock, or if the stockholder is not a record hold of our voting stock, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the stockholder and the proposed director candidate; the consent of the proposed director candidate (i) to be named in the proxy statement relating to the our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Other Information

A copy of our Annual Report on Form 10-K/A, including the financial statements and the financial statement schedules, for the year ended December 31, 2008 (the “Annual Report”) shall be provided without charge to each person solicited hereby upon the written request made to:

Inverness Medical Innovations, Inc.
Investor Relations Department
51 Sawyer Road
Suite 200
Waltham, MA 02453-3448
Attn: Doug Guarino

In addition, copies of any exhibits to the Annual Report will be provided for a nominal charge to stockholders who make a written request to us at the above address.

The Board is aware of no other matters, except for those incident to the conduct of the annual meeting, that are to be presented to stockholders for formal action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournments or postponements thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board

Ron Zwanziger
Chairperson, Chief Executive Officer and
President

May 6, 2009

Appendix A

EXPLANATORY NOTE:  This Appendix A contains a copy of the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended by the proposed amendment described in the proxy statement to which this Appendix A is attached.

Inverness Medical Innovations, Inc.
2001 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Inverness Medical Innovations, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” is defined in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 7.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 9.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee.  The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that, for purposes of Awards to Directors or Section 16 officers of the Company, the Administrator shall be deemed to include only Directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan and Section 2(b)(v) below, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; except that repricing of Stock Options shall not be permitted without shareholder approval and further provided that, other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause), or Change of Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award or any Deferred Stock Award beyond the minimum restriction periods set forth in Section 6(e) and Section 7(d), respectively, nor shall the Administrator accelerate or amend the aggregate period over which any Performance Share Award is measured to less than one (1) year:

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award consistent with Section 2(b)(iv) and further provided that, other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause), or Change of Control, the Administrator shall not accelerate the exercisability or vesting of unvested Stock Options which in the aggregate, when combined with the aggregate number of shares of Stock issued pursuant to Section 8, exceed ten percent (10%) of the maximum number of shares of stock reserved and available for issuance under the Plan pursuant to Section 3(a), as amended;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards.  The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 12,074,081 shares, subject to adjustment as provided in Section 3(b) (the “Pool”). For purposes of this limitation, in respect of any shares of Stock under any Award which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, (i) Stock Options with respect to no more than 1,529,632 shares of Stock may be granted to any one individual grantee during any one calendar year period and (ii) each share subject to a full value award settled in stock — other than an Award that is a stock option or other award that requires the grantee to purchase shares for their fair market value at the time of grant — will reduce the number of shares in the Pool available for grant by three (3). The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the

Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after August 14, 2011.

(a) Stock Options.  Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Reload Options.  At the discretion of the Administrator, Options granted under the Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

(c) Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(d) Form of Settlement.  Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

SECTION 6.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

(e) Restriction Period.  Restricted Stock vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Restricted Stock shall vest after a restriction period of not less than three (3) years.

(f) Waiver, Deferral and Reinvestment of Dividends.  The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions.  Deferred Stock Awards vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Deferred Stock Awards shall vest after a restriction period of not less than three (3) years. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.  UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant. The aggregate number of shares of Stock issuable pursuant to this Section 8, when combined with the number of shares of underlying unvested Stock Options accelerated pursuant to Section 2(b)(v) other than be reason of, or in connection with, any death, disability, retirement, employment termination, or Change of Control, is limited to ten percent (10%) of the maximum number of shares of Stock reserved and available for issuance under the Plan pursuant to Section 3(a), as amended.

(b) Elections to Receive Unrestricted Stock in Lieu of Compensation.  Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid) either currently or on a deferred basis.

(c) Restrictions on Transfers.  The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.  PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions.

(b) Restrictions of Transfer.  Performance Share Awards, and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.  TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION

Subject to requirements of law or any stock exchange or similar rules which would require a vote of the Company’s shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 14.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 15:

(a) Each outstanding Stock Option shall automatically become fully exercisable.

(b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award will be removed.

(c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 80% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns in excess of 50% of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16.  GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(e) Loans to Grantees.  The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(f) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 17.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 18.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Appendix B

EXPLANATORY NOTE:  This Appendix B contains a copy of the Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan, as previously amended, and as proposed to be amended by Proposal 3 included in the proxy statement to which this Appendix B is attached.

Inverness Medical Innovations, Inc.
2001 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Inverness Medical Innovations, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Two million (2,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration.  The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings.  The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on January 1, 2002 and will end on the following June 30, 2002 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration. The Board may also commence a special Offering for employees of Designated Subsidiaries who are eligible to participate in the Plan that will begin on the date that an acquired company is acquired or becomes a Designated Subsidiary, and will end on the next June 30 or December 31, which ever shall occur first.

3. Eligibility.  All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least three (3) consecutive calendar months of employment with the Company or any Designated Subsidiary (including periods of employment with the Designated Subsidiary which pre-date such designation and/or the acquisition of the Designated Subsidiary by the Company or any subsidiary thereof). To the extent that a subsidiary of the Company was made a Designated Subsidiary subsequent to an acquisition pursuant to which a substantial amount of assets was acquired by such Designated Subsidiary, whether via a merger, asset acquisition or otherwise, employment with any legal predecessor entity or any entity transferring assets to the Designated Subsidiary as part of such acquisition shall be counted as employment with the Designated Subsidiary.

4. Participation.  An employee eligible on any Offering Date, who is not, as of such date, participating in another Offering of the Company, may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 10 business days before the Offering Date (or by such other deadline as shall be established for the Offering). An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions.  Each eligible employee may authorize payroll deductions at a minimum of two percent (2%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes.  An employee may not increase his payroll deduction during any Offering. An employee generally may not decrease his payroll deduction during an Offering, but may terminate his payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To terminate his payroll deduction without withdrawing from the Offering, an employee must submit written notice at least ten (10) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his payroll deduction with respect to the next Offering by filing a new enrollment form at least ten (10) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). An employee who has terminated his payroll deduction during an Offering must submit a new enrollment form in order to participate in a subsequent Offering.

7. Withdrawal.  An employee may withdraw from participation in an Offering by delivering a written notice of withdrawal to his appropriate payroll location no later than two (2) business days prior to the Exercise Date (as defined below) of such Offering. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering and is deemed to have withdrawn from the Plan. The employee may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options.  On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock, which number shall be the number of shares (rounded down to the nearest whole share) which is obtained by (i) multiplying $25,000 by the quotient obtained by dividing the number of months in the Offering by 12, and (ii) dividing that product by the Fair Market Value of the Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the relevant Exercise Date.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares.  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates.  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of gross base pay and commissions, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment.  If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules.  Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan. The Administrator may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of the number of shares of Common Stock approved and reserved for use under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

14. Optionees Not Stockholders.  Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan unless and until such shares have been purchased by and issued to him.

15. Rights Not Transferable.  Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. Application of Funds.  All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock.  In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. Amendment of the Plan.  The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares.  If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be available to be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan.  The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. Governmental Regulations.  The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding.  Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares.  Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. Effective Date and Approval of Shareholders.  The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 18, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/IMA2009 • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789 ______________________________________________ ____________________________________________	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 – 4.

1.	Election of Class II Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Carol R. Goldberg*	☐	☐	02 - James Roosevelt, Jr.*	☐	☐	03 - Ron Zwanziger*	☐	☐
* to serve until the 2012 annual meeting of stockholders.

		For	Against	Abstain

2.	Approval of an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan by 1,000,000, from 11,074,081 to 12,074,081.	☐	☐	☐

3.	Approval of an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan by 1,000,000, from 1,000,000 to 2,000,000.	☐	☐	☐

4.	Ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for our fiscal year ending December 31, 2009.	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign this proxy exactly as names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Inverness Medical Innovations, Inc.
51 SAWYER ROAD, SUITE 200
WALTHAM, MASSACHUSETTS 02453

Proxy For Annual Meeting of Stockholders To Be Held June 18, 2009
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints RON ZWANZIGER and PAUL T. HEMPEL, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inverness Medical Innovations, Inc. to be held on June 18, 2009 at 12:30 P.M. at the Company’s Corporate Headquarters, 51 Sawyer Road, Suite 200, Waltham, MA 02453, or any adjournment or postponement thereof, upon the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.
(Continued and to be voted on reverse side.)